UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2007

The Advisory Board Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2445 M Street, NW, Washington, District of Columbia		20037
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-266-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2007, the Compensation Committee of the Board of Directors of The Advisory Board Company (the "Company") approved the standard terms and conditions (the "Option Standard Terms") and standard term sheet (the "Option Term Sheet") to be used in connection with standard grants of options to purchase the Company's common stock ("Options"). In addition, on January 31, 2007, the Company's Compensation Committee approved the standard terms and conditions (the "RSU Standard Terms") and standard agreements (the "RSU Agreement") to be used in connection with standard grants of restricted stock units ("RSUs"). Options and RSUs (together, "Awards") may be granted to the Company’s employees, directors and other eligible persons, including the Company’s executive officers. The grants of Awards are incentive and retention awards made pursuant to the Company’s stockholder-approved 2005 Stock Incentive Plan and 2006 Stock Incentive Plan (collectively the "Plans").

The forms of Option Standard Terms, Option Term Sheet, RSU Standard Terms and RSU Agreement set forth the terms and conditions of Awards granted pursuant to the Plans. The following description is qualified by reference to the forms of Option Standard Terms, Option Term Sheet, RSU Standard Terms and RSU Agreement, copies of which will be filed as exhibits to the Company’s next periodic report or registration statement filed with the Securities and Exchange Commission, and to the terms of the Plans, copies of which are filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed on November 17, 2005 and as Exhibit 10.1 to the Company’s current report on Form 8-K filed on November 17, 2006.

Awards generally have the following terms:

OPTIONS: Options typically are treated as non-qualified stock options and and may be granted pursuant to the 2005 Stock Incentive Plan or the 2006 Stock Incentive Plan. Options generally vest 25% per year beginning one year after the date of grant and expire on the fifth or seventh anniversary of the date of grant, based upon the Plan under which the Option has been granted. Unvested Options are cancelled as of the date of employment termination as set forth in the form of Option Standard Terms. If employment is terminated other than for cause or voluntary resignation after a change in control of the Company, unvested Options will accelerate and become exercisable and the Options will expire 90 days after the date of such termination. Vested Options will expire twelve months after termination of employment due to death, disability or retirement, and 90 days after termination of employment for other reasons. Until Options are vested and shares have been issued upon exercise thereof, the Options do not provide recipients with any rights of a stockholder, and they do not accrue dividend equivalent rights. The Options are not transferable other than by applicable laws of descent.

RSUs: RSUs automatically convert to either (i) the right to receive shares of common stock or (ii) the cash value equivalent of the shares of stock upon vesting and settlement of any tax withholding obligations. RSUs generally vest 25% per year beginning one year after the date of grant. Generally, unvested RSUs are cancelled as of the date of employment termination unless termination is by death, disablement or retirement, as set forth in the form of RSU Standard Terms, in which case unvested RSUs will accelerate. In addition, if employment is terminated other than for cause or voluntary resignation after a change in control of the Company, unvested RSUs will accelerate. Until the RSUs have vested and shares have been issued thereunder, the RSUs do not provide recipients with any rights of a stockholder, and they do not accrue dividend equivalent rights. The RSUs are not transferable other than by applicable laws of descent.

Pursuant to the Plans, Awards granted under the Plans are subject to administration and interpretation by the Compensation Committee or its delegate, subject to the express provisions of the plan. With respect to the Awards, and subject to the limitations set forth in the Plans, the Compensation Committee or its delegate determines the identity of the recipient(s), the grant date, the number of securities covered by an Award, and the vesting schedule, and can alter, amend or waive any terms of the Awards, either generally or with respect to a particular Award.

The Company also announced that on February 6, 2007 the Company entered into a three-year agreement with The Corporate Executive Board Company to collaborate on four initiatives specific to each company's traditional demonstrated best practice research memberships. Two initiatives relate to content-sharing, providing the Company with the opportunity to license The Corporate Executive Board Company's General Counsel Roundtable materials and The Corporate Executive Board Company with the opportunity to license the Company's health care industry research. The third part of the collaboration covers potential product development in traditional demonstrated best practices research memberships. The fourth part focuses on ways to enhance service to the companies' existing bases of members of demonstrated best practice research memberships programs. The collaboration does not include the payment of fees other than license fees payable upon implementation of content sharing programs. Each collaboration initiative covered by the agreement includes a renewal option for at least one additional two-year term. To facilitate the open sharing of information required for the collaboration, the agreement also includes a non-compete provision in each company's traditional best practice research memberships. The term of the non-compete provision will be at least four years and may extend an additional two years depending on the renewals of the collaboration initiatives covered by the agreement.

Item 2.02 Results of Operations and Financial Condition.

In a press release dated February 6, 2007, the Company announced and commented on its financial results for the third quarter of its fiscal year ending December 31, 2006, and provided a financial outlook for calendar year 2007.

A copy of the Company's press release is furnished as Exhibit 99.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Felsenthal has been promoted to Chief Operating Officer and will assume additional responsibilities related to the strategic and operational management of the Company, effective January 31, 2007. Mr. Felsenthal was named Executive Vice President in February 2006, and previously had served as the Company's Chief Financial Officer from 2001 to 2006.

Robert Musslewhite has been promoted to Executive Vice President and will oversee the Company's performance management programs and analytics research, effective January 31, 2007. Mr. Musslewhite joined the Company in December 2003 and most recently served as Executive Director, Strategic Planning and New Product Development. From 1997 to 2003, Mr. Musslewhite was employed at McKinsey & Company, where as an Associate Principal he served a range of clients across the consumer products and other industries, and was a leader in the firm’s marketing practice. Mr. Musslewhite has an A.B. degree in Economics from Princeton University and a J.D. from Harvard Law School.

On January 31, 2007, the Company's Board of Directors appointed Peter J. Grua to serve as a member of the Board of Directors. Mr. Grua is a Managing Partner of HLM Venture Partners. His venture investment activity has been focused on health services, medical technologies and health care information technologies. Prior to joining HLM in 1992, Mr. Grua was a Managing Director at Alex. Brown & Sons, where he directed research in health care services and managed care. Previously he was a research analyst at William Blair Company and a strategy consultant at Booz, Allen & Hamilton. Mr. Grua is currently a director of Health Care REIT (NYSE), FamilyMeds (NASDAQ), and several other privately-held companies. Mr. Grua received an AB degree from Bowdoin College and an MBA from Columbia University. Mr. Grua will receive compensation for his services similar to other non-employee directors of the Company, including a $15,000 annual retainer and a grant of options to purchase 25,000 shares of the Company's common stock under the Company's stock incentive plans.

Thomas J. Aprahamian, the Company’s Chief Accounting Officer, Secretary and Treasurer, notified the Company on January 31, 2007 that he has accepted a senior financial role with another organization and will be leaving the Company effective April 1, 2007. Mr. Aprahamian’s responsibilities will be assumed by the Company’s Chief Financial Officer, Michael T. Kirshbaum.

Item 7.01 Regulation FD Disclosure.

In a press release dated February 6, 2007, the Company announced that its Board of Directors authorized an increase in the its share repurchase program of up to an additional $50 million of the Company's common stock, bringing the total amount authorized to be spent under the program to $200 million.

A copy of the Company's press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

The Advisory Board Company's earnings release for the third quarter of the fiscal year ending March 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

February 6, 2007	By:	Thomas J. Aprahamian

Name: Thomas J. Aprahamian
Title: Chief Accounting Officer, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	The Advisory Board Company's earnings release for the third quarter of the fiscal year ending March 31, 2007.